                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                           AMERICAN HOME PRODUCTS CORPORATION
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

                       AMERICAN HOME PRODUCTS CORPORATION
                               FIVE GIRALDA FARMS
                           MADISON, NEW JERSEY 07940

            ---------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

            ---------------------------------------------------------
     The Annual Meeting of the Stockholders of AMERICAN HOME PRODUCTS CORPORATION will be held in Salon E of the Marriott Hotel, 1401 Route 10 East, Whippany, New Jersey on Wednesday, April 26, 1995 at 10:00 a.m., local time, for the following purposes:

          1. to elect a Board of eleven directors;

          2. to consider and act upon the ratification of the appointment of Arthur Andersen LLP as the Corporation's principal independent public accountants for 1995; and

          3. to act upon such other matters which may properly come before the meeting, including a stockholder proposal as stated in the proxy statement.

     Under the provisions of the By-Laws, the Board of Directors has fixed the close of business on March 13, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors
                                          CAROL G. EMERLING
                                          Secretary

March 21, 1995

                             YOUR VOTE IS IMPORTANT
           IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE DATE, SIGN
                AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY.

                       AMERICAN HOME PRODUCTS CORPORATION
                               FIVE GIRALDA FARMS
                           MADISON, NEW JERSEY 07940
                            ------------------------
                                PROXY STATEMENT

     Your proxy in the form enclosed is solicited by the Board of Directors and Management of American Home Products Corporation (the 'Corporation') to be used at the Annual Meeting of Stockholders to be held on April 26, 1995 and at any adjournment or adjournments thereof. Properly executed proxies received prior to the meeting will be voted at the meeting. Stockholders may have their votes kept secret until after the Annual Meeting by so indicating in the designated place on the proxy card. If a stockholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specifications. If no specification is made, it will be voted in accordance with the recommendations of the Board of Directors and Management which are FOR the election of the directors named in this Proxy Statement, FOR ratification of the appointment of Arthur Andersen LLP as the Corporation's principal independent public accountants for 1995, and AGAINST approval of the stockholder proposal to abolish the Corporation's political action committee. The proxy may be revoked by you at any time before it is voted at the meeting.

     This Proxy Statement and accompanying form of proxy are first being sent or given to stockholders on or about March 21, 1995.

     If a stockholder participates in the Corporation's Master Investment Plan, a proxy to vote shares registered in his or her own name will serve as instructions on how to vote shares held in custody for the stockholder pursuant to the Plan. No further action from the stockholder is required to vote the shares in the Master Investment Plan. Accordingly, as Transfer Agent for shares of the Corporation's Common Stock, Chemical Bank will cause shares held in the name of its nominee for the account of stockholders participating in the Master Investment Plan to be voted in the same way as such stockholders vote shares registered in their names. If the stockholder does not send a proxy to vote the shares registered in his or her own name, the shares held for his or her account in the Master Investment Plan will not be voted.

     Stockholders of record at the close of business on March 13, 1995 are entitled to notice of and to vote at the meeting. On March 1, 1995, there were outstanding and entitled to vote 306,679,958 shares of Common Stock (each of which is entitled to one vote) and 36,262 shares of $2 Convertible Preferred Stock (each of which is entitled to nine votes). A plurality of the votes cast by the holders of Common Stock and $2 Convertible Preferred Stock, voting as a single class, is required for election of directors and a majority of the votes cast by such holders, voting as a single class, is required for ratification of the appointment of the principal independent public accountants and for approval of the stockholder proposal to abolish the Corporation's political action committee. The aggregate number of votes cast by all stockholders present in person or by proxy at the meeting will be used to determine whether a motion will carry. Thus, in the case of the election of directors and the ratification of the appointment of the principal independent public accountants and other matters that may come before the meeting, an abstention from voting on a matter by a stockholder present in person or by proxy at the meeting has no effect on the item on which the stockholder abstained from voting. In addition, although broker 'non-votes' will be counted for purposes of obtaining a quorum, they will have no effect on the vote on matters at the Annual Meeting.

                                    ITEM 1.
                             ELECTION OF DIRECTORS

     Eleven directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the following eleven nominees. If the proxy indicates that the stockholder wishes to withhold a vote from one or more nominees for directors, such instructions will be followed by the persons named in the proxy. All of the nominees are now members of the Board of Directors and all except Dr. Polan and Messrs. Hassan and Mascotte were elected by the stockholders at the last Annual Meeting. Management has no reason to believe that any of the nominees will not serve. In the event that any nominee should not be available, and if the Board has designated a substitute nominee, the persons named in the proxy will vote for the substitute nominee designated by the Board of Directors.

                       NOMINEES FOR ELECTION AS DIRECTORS

                                    YEAR EACH BECAME A DIRECTOR, AGE, POSITIONS, PRINCIPAL
       NAME OF NOMINEE               OCCUPATION, BUSINESS EXPERIENCE, OTHER DIRECTORSHIPS
- -----------------------------------------------------------------------------------------------
[PHOTO]                         Director   since  1993;  age  61;   President  of  Alexander  &
                                Associates, Inc.  (consulting  firm specializing  in  Workforce
                                Inclusiveness);  Director,  Dreyfus  General  Family  of Funds,
                                Dreyfus Third Century  Fund, Dreyfus Premier  Family of  Funds,
                                Dun  and Bradstreet Corporation, Equitable Resources, Inc., MCI
                                Communications  Corporation,   and  Mutual   of  America   Life
                                Insurance   Company;  member   of  the   Corporate  Issues  and
                                Nominating Committees


Clifford L. Alexander, Jr.

[PHOTO]                         Director since  1988; age  62;  President and  Chief  Executive
                                Officer   of   The  Hearst   Corporation  (owns   and  operates
                                communications media); Director, Chemical Banking  Corporation;
                                Chairman  of the Compensation and Benefits Committee and member of the Executive and Nominating Committees


Frank A. Bennack, Jr.

[PHOTO]                         Director since 1990;  age 56; Executive  Vice President of  the
                                Corporation  since 1987;  member of the  Executive Committee of the  Board  and  of  the  Finance,  Operations  and  Retirement
                                Committees of the Corporation


Robert G. Blount

                                    YEAR EACH BECAME A DIRECTOR, AGE, POSITIONS, PRINCIPAL
       NAME OF NOMINEE               OCCUPATION, BUSINESS EXPERIENCE, OTHER DIRECTORSHIPS
- -----------------------------------------------------------------------------------------------
[PHOTO]                         Director  since 1975; age 71; National Chair, Population Action
                                International; Director, International Flavors and  Fragrances,
                                Inc.,   Rockwell  International  Corporation;   member  of  the
                                Compensation and Benefits and Nominating Committees

Robin Chandler Duke

[PHOTO]                         Director since 1987; age 58; Dean, Fordham University School of
                                Law since  1982;  Director,  Sentinel  Group  Funds,  Inc.  and
                                Sentinel  Pennsylvania Tax Free Trust;  member of the Audit and
                                Nominating Committees


John D. Feerick

[PHOTO]                         Director since  1995;  age 49;  Senior  Vice President  of  the
                                Corporation  since  1993; Director,  Genetics  Institute, Inc.;
                                Group Vice  President of  the Corporation,  1993; President  of
                                Wyeth-Ayerst  Laboratories, 1989 to 1993; member of the Finance and Operations Committees of the Corporation


Fred Hassan

                                    YEAR EACH BECAME A DIRECTOR, AGE, POSITIONS, PRINCIPAL
       NAME OF NOMINEE               OCCUPATION, BUSINESS EXPERIENCE, OTHER DIRECTORSHIPS
- -----------------------------------------------------------------------------------------------
[PHOTO]                         Director since  1995;  age  55, Chairman  and  Chief  Executive
                                Officer,  The  Continental  Corporation  (an  insurance holding company);  Director,  Chemical  Banking  Corporation,  Business
                                Men's Assurance Corporation and Hallmark Cards, Inc.; member of the Compensation and Benefits and Nominating Committees

John P. Mascotte

[PHOTO]                         Director since 1995; age 51; Chairman and Professor, Department of  Obstetrics  and Gynecology,  Stanford University  School of
                                Medicine since  1990;  Director,  Metra  Biosystems,  Inc.  and
                                Quidel   Corporation;  member  of   the  Corporate  Issues  and
                                Nominating Committees


Mary Lake Polan, M.D., Ph.D.

[PHOTO]                         Director since 1980; age 57;  Chairman of the Board,  President and  Chief  Executive  Officer of  the  Corporation  since 1986
                                (except for period between May  1990 and January 31, 1994  when he  did  not  have additional  title  of  President); Director,
                                AlliedSignal Inc., Chemical  Banking Corporation,  Metropolitan
                                Life  Insurance Company and NYNEX  Corporation; Chairman of the
                                Executive and Nominating Committees  of the Board and  Chairman
                                of  the Finance,  Operations and  Retirement Committees  of the
                                Corporation


John R. Stafford

                                    YEAR EACH BECAME A DIRECTOR, AGE, POSITIONS, PRINCIPAL
       NAME OF NOMINEE               OCCUPATION, BUSINESS EXPERIENCE, OTHER DIRECTORSHIPS
- -----------------------------------------------------------------------------------------------
[PHOTO]                         Director since 1982; age  55; Chairman, Torell Management  Inc.
                                (financial  advisory company); former Chairman and CEO, Fortune
                                Bancorp; former  Chairman of  the  Board, President  and  Chief
                                Executive   Officer   of   CalFed   Inc.;   former   President,
                                Manufacturers Hanover  Corporation  and  Manufacturers  Hanover
                                Trust  Company; Director,  Volt Information  Sciences, Inc. and
                                various investment  companies  for  which  Paine  Webber,  Inc.
                                serves  as investment advisor; Chairman  of the Audit Committee and member of the Nominating Committee


John R. Torell III

[PHOTO]                         Director since 1981; age 62; President, Chief Executive Officer and member of the Board, Wm. Wrigley Jr. Company (international manufacturer of chewing gum products); Director, Texaco,  Inc.;
                                Chairman  of the Corporate  Issues Committee and  member of the
                                Nominating Committee


William Wrigley

COMMITTEES

     The Board of Directors has, as standing committees, an Audit Committee, a Compensation and Benefits Committee, a Nominating Committee and a Corporate Issues Committee. Each such committee consists solely of non-employee members of the Board except for the Nominating Committee, of which Mr. Stafford is Chairman.

     The Audit Committee, whose current members are Mr. Torell, Chairman, and Messrs. Culligan, Feerick and Gee held two meetings in 1994. This Committee recommends the firm of independent public accountants engaged each year as the Corporation's principal independent public accountants, subject to the approval of the Board of Directors and ratification by the stockholders, and undertakes such reviews of the Corporation's financial affairs as the Committee deems appropriate.

     The Compensation and Benefits Committee, whose current members are Mr. Bennack, Chairman, Mrs. Duke and Messrs. Mascotte and Sarnoff, held four meetings in 1994. This Committee recommends to the Board the salaries of the officers of the Corporation and administers the Corporation's Management Incentive Plan, Stock Incentive and Stock Option Plans and other benefit plans.

     The Nominating Committee, whose membership is composed of all of the non-employee directors and Mr. Stafford as its Chairman, held three meetings in 1994. This Committee recommends the director-nominees contained in the proxy statement, considers candidates for director vacancies and such other management matters as may be presented to them by the Chairman. Stockholders may submit names of qualified candidates along with detailed information on their backgrounds to the Corporate Secretary for referral to the Committee.

     The Corporate Issues Committee, whose current members are Mr. Wrigley, Chairman, Messrs. Alexander and Bergethon and Dr. Polan, reviews the policies and programs of the Corporation and makes recommendations to the Board as appropriate on public issues that affect the Corporation. It held one meeting in 1994.

     The Board also has an Executive Committee which is authorized, during the intervals between Board meetings, to perform all duties and exercise all powers of the Board except those that are required to be performed or exercised by the Board acting as a whole. Its current members are Mr. Stafford, Chairman, and Messrs. Bennack, Blount and Culligan. It did not meet in 1994.

DIRECTORS FEES; ATTENDANCE

     Messrs. Stafford and Blount were employees of the Corporation for all of 1994, and therefore received no remuneration for serving on the Board of Directors. The other directors received an annual retainer of $37,500, a fee of $8,000 for Committee service and a meeting fee of $950 for each Board or Committee meeting attended in 1994. The Chairman of a Committee receives an additional fee of $3,000. There were 13 Board meetings in 1994. The total fees paid in 1994 to the ten non-employee directors were $653,600.

     In addition, each director who is not an employee or former employee of the Corporation is entitled to receive an initial grant of 200 shares of restricted stock and subsequent grants up to a total of 1,000 shares of restricted stock over a period of five years, subject to the terms and conditions of the 1994 Restricted Stock Plan for Non-Employee Directors.

     During 1994, each member of the Corporation's Board of Directors attended at least 75% of all meetings of the Board and of each Committee of which such director was a member.

     The Corporation has a cash deferral contract available to all non-employee directors. Pursuant to such arrangement, directors fees otherwise payable in the year earned may be deferred in amounts specified by such directors. In 1994, no non-employee director elected to defer compensation.

     The Corporation has a retirement plan for outside directors. For directors with 10 years of Board service who retire at or after 65 years of age, or before age 65 in case of disability, it provides an annual lifetime benefit in the amount of the annual Board retainer in effect for the year for which the payment is made. Directors who retire before age 65 with 10 years of Board service may receive the benefit upon attaining age 65. Directors who were formerly employees are also eligible for this retirement benefit if they have 10 years of Board service, at least five of which were as an outside director. If the director dies before receiving at least five annual benefit payments, a lump sum amount equal to the difference between five annual benefit payments and the amount the director has already received will be paid to the director's beneficiary.

CERTAIN TRANSACTIONS

     On July 1, 1994, the Corporation entered into a consulting agreement with Alexander & Associates, Inc., of which Mr. Clifford L. Alexander, Jr. is President and of which Mr. Alexander and his wife are each 25% owners. Under the agreement, Alexander & Associates agreed to review the Corporation's affirmative action plans, recruitment process and diversity training programs in three phases over a three year period for a total of $120,000.

SECURITIES OWNED BY MANAGEMENT

     The table below reflects the numbers of shares of American Home Products Corporation Common Stock beneficially owned as of February 1, 1995 by each director of the Corporation, each named executive listed in the Summary Compensation Table and the number of shares beneficially owned by all directors and executive officers of the Corporation as a group.

     All directors and named executives disclaim beneficial ownership of shares owned solely by their spouses or their children, held in trust or held by a foundation. No director or officer owns shares of the Corporation's Preferred Stock.

                                                                          EXERCISABLE    PERCENT
              NAME OF BENEFICIAL OWNER                  COMMON STOCK        OPTIONS      OF CLASS
- -----------------------------------------------------   ------------      -----------    --------

DIRECTORS
Clifford L. Alexander, Jr. ..........................        1,400*                        **
Frank A. Bennack, Jr. ...............................        3,300*                        **
K. Roald Bergethon...................................        1,697*(1)                     **
Robert G. Blount.....................................        8,762(2)        155,000       **
John W. Culligan.....................................      120,000(1)                      **
Robin Chandler Duke..................................       10,200*                        **
John D. Feerick......................................          400*                        **
Edwin A. Gee.........................................        4,200*(1)(3)                  **
Fred Hassan..........................................        4,041(4)        104,100       **
John P. Mascotte.....................................        1,200*                        **
Mary Lake Polan, M.D., Ph.D. ........................          300*                        **
Robert W. Sarnoff....................................        2,500*(1)(5)                  **
John R. Stafford.....................................      132,030(6)        465,000       **
John R. Torell III...................................        1,437*                        **
William Wrigley......................................       24,854*(7)                     **

NAMED EXECUTIVES
Stanley F. Barshay...................................       16,722(8)        120,000       **
Louis L. Hoynes, Jr. ................................          348            95,000       **
All executive officers and directors as a group (24
  persons)...........................................      357,669         1,157,580         .5%

- ---------------

 * Includes 200 shares of restricted stock awarded under the 1994 Restricted Stock Plan for Non-Employee Directors.

 ** Less than one percent (1%); includes exercisable options.


                                              (footnotes continued on next page)

(footnotes continued from previous page)

(1) Not a candidate for re-election to the Board of Directors.

(2) Includes 500 shares owned by Mrs. Blount.

(3) Includes 2,000 shares owned by Mrs. Gee.

(4) Includes 3,966 shares owned by Mrs. Hassan.

(5) Includes 300 shares owned by Mrs. Sarnoff.

(6) Includes 9,000 shares owned by Mrs. Stafford and 5,333 shares owned by one of Mr. Stafford's daughters.

(7) Includes 10,800 shares held in joint tenancy with Mrs. Wrigley, 2,972 shares owned by a trust of which Mr. Wrigley is co-trustee, along with Mrs. Wrigley, for the benefit of Mrs. Wrigley, 2,512 shares owned by three trusts of which Mrs. Wrigley is co-trustee, 2,000 shares owned by a foundation of which Mrs. Wrigley is an officer and 4,370 shares owned by Mrs. Wrigley.

(8) Includes 5,576 shares held in joint tenancy with Mrs. Barshay.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation for the years 1992 - 1994 for the Corporation's Chairman, President and Chief Executive Officer and the four other most highly paid executive officers.

                                              ANNUAL COMPENSATION               LONG TERM
                                   ------------------------------------------  COMPENSATION
                                                             FORM OF BONUS     ------------
                                                              PAYMENT(2)        SECURITIES
                                                          -------------------   UNDERLYING
                                     BASE        TOTAL             CONTINGENT    OPTIONS      ALL OTHER
NAME AND                            SALARY       BONUS     CASH      SHARES      GRANTED     COMPENSATION
PRINCIPAL POSITION          YEAR    ($) (1)     ($) (2)     ($)       (#)          (#)         ($) (3)
- --------------------------- ----   ---------   ---------  -------  ----------  ------------  ------------

John R. Stafford            1994   1,112,500   1,112,500  556,250     8,746       120,000       33,375
  Chairman of the Board,    1993   1,085,000   1,085,000  542,500     8,359       135,000       32,550
  President and Chief       1992   1,020,000   1,020,000  510,000     7,372        90,000       30,600
  Executive Officer
Robert G. Blount            1994     543,250     543,250  271,625     4,270        66,600       16,298
  Executive Vice President  1993     530,000     530,000  265,000     4,083        75,000       15,900
                            1992     500,000     500,000  250,000     3,614        40,000       15,000
Fred Hassan                 1994     492,000     492,000  246,000     3,867        50,000       31,010
  Senior Vice President(4)  1993     476,667     476,667  238,334     3,672        40,000       26,800
Stanley F. Barshay          1994     398,750     398,750  199,375     3,134        20,000       11,963
  Senior Vice President     1993     389,000     389,000  194,500     2,996        30,000       13,565
                            1992     364,000     364,000  182,000     2,631        15,000       10,920
Louis L. Hoynes, Jr.        1994     389,500     331,075  165,538     2,602        16,600       11,685
  Senior Vice President and 1993     380,000     380,000  190,000     2,927        25,000       11,400
  General Counsel           1992     360,000     360,000  180,000     2,602        20,000       10,486

- ---------------

(1) Mr. Stafford and Mr. Barshay deferred portions of their base salaries in 1994 until after retirement, pursuant to a deferred compensation program.

(2) The total bonus and form of bonus payment in cash and contingent shares under the Corporation's Management Incentive Plan are shown for services rendered in the corresponding year. Under current Committee policy, participants in the Plan who are corporate vice presidents and above, and all U.S. employees with a base

                                              (footnotes continued on next page)

(footnotes continued from previous page) salary of $175,000 or more may request that up to 50% of the award for any year be paid as a cash award. All others may request that up to 100% of the award be paid as a cash award. The remainder of the award for each year is made as a contingent stock award which may be delivered either in the third year following the year in respect of which the award was granted, or after retirement or termination of employment. Deliveries of contingent stock awards following retirement or termination of employment will generally be made in five approximately equal annual installments.

    Shares of Common Stock which are contingently awarded to an employee are credited to a contingent award account for the employee. No shares of Common Stock are issued or earmarked for the employee's account at the time of award, nor does he or she have any rights of a stockholder with respect to the shares credited to the account before actual issuance and delivery of such shares. The dividends which would have been paid during a calendar year with respect to shares credited to an employee's contingent award account, had the shares then been outstanding, are calculated at the end of each year, and the employee's account is then credited with the largest full number of shares of Common Stock which such an amount of dividends could have purchased at the average closing market price of the Common Stock for the last five business days of the year. Any amounts remaining are carried forward in the employee's account and applied to the calculation of shares for that account at the end of the next year.

(3) Represents contributions made by the Corporation under its Savings Plan and Supplemental Employee Savings Plan (the Corporation matches up to 50% of the first 6% of compensation contributed by the employee). The amount shown for Mr. Hassan includes $16,250 in director's fees paid to him in 1994 by Genetics Institute, Inc. of which the Corporation owns approximately 64% of the outstanding common shares.

(4) Mr. Hassan was promoted to executive officer of the Corporation on March 1, 1993 and elected a director effective February 1, 1995. Information for 1993 covers his compensation for the full year. Mr. Hassan was not an executive officer of the Corporation in 1992; therefore, his compensation for that year is not included in the table.

                              OPTION GRANTS TABLE

     The following table provides information on option grants in 1994 to the named executive officers.

                                                INDIVIDUAL GRANTS IN 1994
                               -----------------------------------------------------------
                               NUMBER OF      % OF TOTAL
                               SECURITIES       OPTIONS
                               UNDERLYING     GRANTED TO        EXERCISE                        GRANT DATE
                                OPTIONS        EMPLOYEES        PRICE PER       EXPIRATION     PRESENT VALUE
           NAME                 GRANTED         IN 1994       SHARE ($) (1)        DATE           ($) (2)
- ---------------------------    ----------     -----------     -------------     ----------     -------------

John R. Stafford...........      120,000          6.0%           58.0625          May 2004       1,425,500
Robert G. Blount...........       66,600          3.4%           58.0625          May 2004         791,100
Fred Hassan................       50,000          2.5%           58.0625          May 2004         593,900
Stanley F. Barshay.........       20,000          1.0%           58.0625          May 2004         237,600
Louis L. Hoynes, Jr........       16,600          0.8%           58.0625          May 2004         197,200

- ---------------
(1) The exercise price is the mean price on the date of grant. The above options are not exercisable during the first year of their term (except that, for persons retiring, becoming disabled or dying within one year after the date of grant, the options generally become exercisable on the same date as the optionee's retirement, disability or death).

(2) This estimate of value was developed solely for the purposes of comparative disclosure in accordance with the rules and regulations of the Securities and Exchange Commission and is not intended to predict future prices of the Corporation's Common Stock. The estimate was developed using the Black-Scholes option pricing model incorporating the following assumptions: volatility of .1459 and dividend yield of 4.3%, both based on the historical three year monthly average for the underlying Common Stock; risk-free rate of return of 7.5% based on a ten-year zero coupon bond rate; and time of exercise of 10 years, being the term of option grant. In addition, the model assumed a 3% discount for forfeiture given the fact that the options are not exercisable during the first year of their term.

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE
     The following table provides information on Restricted Stock Performance Awards granted in 1994, under the Corporation's 1993 Stock Incentive Plan, to the named executive officers.

                                                                  ESTIMATED FUTURE PAYOUTS UNDER
                                   NUMBER OF     PERFORMANCE        NON-STOCK PRICE-BASED PLANS
                                 SHARES, UNITS    OR OTHER     -------------------------------------
                                   OR OTHER     PERIOD UNTIL     BELOW
                                    RIGHTS      MATURATION OR  THRESHOLD  THRESHOLD  TARGET  MAXIMUM
              NAME                  (#) (1)        PAYOUT         (#)        (#)      (#)      (#)
- -------------------------------- -------------  -------------  ---------  ---------  ------  -------
John R. Stafford................     14,500      1995-1997        --        10,875   14,500  18,125
Robert G. Blount................      8,350      1995-1997        --         6,263    8,350  10,438
Fred Hassan.....................      6,250      1995-1997        --         4,688    6,250   7,813
Stanley F. Barshay..............      2,500      1995-1997        --         1,875    2,500   3,125
Louis L. Hoynes, Jr. ...........      2,100      1995-1997        --         1,575    2,100   2,625

- ---------------

(1) Amounts shown represent Restricted Stock Performance Awards (the 'Awards') made in 1994 under the Corporation's 1993 Stock Incentive Plan. These Awards are composed of units which may be converted to shares of restricted stock based on the Corporation's performance during the years 1994 - 1996. Following each such year, each named executive officer may receive shares of Restricted Stock in an amount equal to 0% - 125% of one-third of the number of units subject to the Award, based upon the Corporation's performance in such year. For 1994, conversion to restricted stock was based on a formula related to the Corporation's EPS percentage growth rate, adjusted by the Compensation and Benefits Committee as provided in the award agreements, compared to that of its peer companies as described under the Performance Graph, with no amount earned if, on the basis of such comparison, the Corporation ranked in the fourth quartile; one-third of the Threshold amount earned if the Corporation ranked in the third quartile; one-third of the Target amount earned if the Corporation ranked in the second quartile; and one-third of the Maximum amount earned if the Corporation ranked in the first quartile. Since the Corporation was ranked in the second quartile for 1994, one-third of the Target amount of the Award was converted to restricted stock in February 1995 and will be reported under the caption 'LTIP Payouts' in the Summary Compensation Table in the 1996 proxy statement. For 1995 and 1996, conversion to restricted stock will be based on the achievement of a target level of earnings per share. The Target amount will be earned if 96% - 105% of the targeted EPS is achieved; the Threshold amount will be earned if 90% - 95% of the targeted EPS is achieved; and the Maximum amount will be earned if over 105% of the targeted EPS is achieved. During the three-year period, all of the restricted shares are forfeited upon termination of employment for any reason other than death, disability or retirement, in which cases all the shares vest immediately, unless otherwise determined by the Committee.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table discloses that no options were exercised by the named executive officers during 1994 and sets forth the number and value of their unexercised options at year-end.

                                        AGGREGATED OPTION EXERCISES IN 1994
                                             AND YEAR-END OPTION VALUES
                                   ----------------------------------------------
                                                                    NUMBER OF
                                                                   SECURITIES            VALUE OF
                                                                   UNDERLYING          UNEXERCISED
                                                                   UNEXERCISED         IN-THE-MONEY
                                     SHARES                        OPTIONS AT           OPTIONS AT
                                   ACQUIRED ON                  DEC. 31, 1994 (#)   DEC. 31, 1994 ($)
                                    EXERCISE        VALUE         EXERCISABLE*         EXERCISABLE*
NAME                                   (#)       REALIZED ($)    UNEXERCISABLE**    UNEXERCISABLE**(1)
- ---------------------------------  -----------   ------------   -----------------   ------------------

John R. Stafford.................        --             --           465,000*            2,158,590*
                                                                     120,000**             562,500**

Robert G. Blount.................        --             --           170,000*              240,000*
                                                                      66,600**             312,188**

Fred Hassan......................        --             --           104,100*              109,919*
                                                                      50,000**             234,375**

Stanley F. Barshay...............        --             --           120,000*              987,342*
                                                                      20,000**              93,750**

Louis L. Hoynes, Jr. ............        --             --            95,000*              403,125*
                                                                      16,600**              77,813**

- ---------------

(1) The amounts given are based on the closing market price of the Corporation's Common Stock at December 31, 1994 which was $62.75. The closing market price on March 1, 1995 was $71.625.

                               PENSION PLAN TABLE

     The Corporation has two non-contributory defined benefit retirement plans in which the named executives participate. One of these plans is qualified under the applicable provisions of the Internal Revenue Code (the 'Qualified Plan'), and the other is a non-qualified Supplemental Executive Retirement Plan ('SERP'). The total combined benefits payable under the Qualified Plan and SERP to the named executives are determined on the basis of a final 10-year average earnings formula.

   FINAL
  10-YEAR                      YEARS OF SERVICE
  AVERAGE      -------------------------------------------------
 EARNINGS        15           20            25            30*
- -----------    -------     ---------     ---------     ---------

$ 700,000      210,000       280,000       350,000       420,000
   800,000     240,000       320,000       400,000       480,000
   900,000     270,000       360,000       450,000       540,000
 1,000,000     300,000       400,000       500,000       600,000
 1,100,000     330,000       440,000       550,000       660,000
 1,200,000     360,000       480,000       600,000       720,000
 1,300,000     390,000       520,000       650,000       780,000
 1,400,000     420,000       560,000       700,000       840,000
 1,500,000     450,000       600,000       750,000       900,000
 1,600,000     480,000       640,000       800,000       960,000
 1,700,000     510,000       680,000       850,000     1,020,000
 1,800,000     540,000       720,000       900,000     1,080,000
 1,900,000     570,000       760,000       950,000     1,140,000
 2,000,000     600,000       800,000     1,000,000     1,200,000
 2,100,000     630,000       840,000     1,050,000     1,260,000
 2,200,000     660,000       880,000     1,100,000     1,320,000
 2,300,000     690,000       920,000     1,150,000     1,380,000
 2,400,000     720,000       960,000     1,200,000     1,440,000
 2,500,000     750,000     1,000,000     1,250,000     1,500,000
 2,600,000     780,000     1,040,000     1,300,000     1,560,000
 2,700,000     810,000     1,080,000     1,350,000     1,620,000

- ---------------

*  Plan only recognizes up to 30 years of credited service.

     The compensation covered by the retirement plans for each of the named executives is the base salary rate at January 1, 1994 plus the amount in the bonus column of the Summary Compensation Table. The January 1, 1994 base salary rate for Mr. Stafford was $1,085,000; for Mr. Blount $530,000; for Mr. Hassan $480,000; for Mr. Barshay $389,000; and for Mr. Hoynes $380,000.

     The years of service (in nearest years) as of December 31, 1994 for the named executives are as follows: Mr. Stafford, 25 years; Mr. Blount, 20 years; Mr. Hassan, 6 years; Mr. Barshay, 30 years.; and Mr. Hoynes, 4 years.

     The table shows the combined annual pension under the current provisions of both retirement plans assuming retirement of an employee who has continued employment to age 65 and assuming payment as a single life annuity. (No reduction has been made for the Social Security offset.)

                               PERFORMANCE GRAPH

     The following graph shows the value as of December 31, 1994 of a $1,000 investment made on December 31, 1989 in the Corporation's Common Stock (with dividends reinvested), as compared with similar investments based on (i) the value of the S & P 500 Index (with dividends reinvested) and (ii) the value of a market-weighted Peer Group Index composed of the common stock of Abbott Laboratories, American Home Products Corporation, Bristol-Myers Squibb Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pfizer Inc., Schering-Plough Corporation, The Upjohn Company and Warner-Lambert Company, in each case on a 'total return' basis assuming reinvestment of dividends. (Syntex Corporation, previously included in the Peer Group Index, is no longer publicly traded and has therefore been omitted.) The market-weighted Peer Group Index values were calculated from the beginning of the performance period. The stock performance shown below is not necessarily indicative of future performance.

                              [PERFORMANCE GRAPH]

                                      COMPARATIVE VALUES
                          ---------------------------------------------------------------------
       YEAR               AHP COMMON STOCK             S & P 500 INDEX         PEER GROUP INDEX
- -----------------------------------------------------------------------------------------------
     12/31/89                 $1,000.00                   $1,000.00                $1,000.00
     12/31/90                 $1,019.10                   $  968.70                $1,173.73
     12/31/91                 $1,684.70                   $1,258.10                $1,843.23
     12/31/92                 $1,396.80                   $1,349.30                $1,607.42
     12/31/93                 $1,399.00                   $1,480.10                $1,512.16
     12/31/94                 $1,419.30                   $1,494.60                $1,720.66

                           REPORT OF THE COMPENSATION
                         AND BENEFITS COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Corporation's compensation policies applicable to its executive officers are administered by the Compensation and Benefits Committee (the
'Committee') of the Board of Directors. All members of the Committee are non-employee directors. These policies are designed to enhance the overall strength and financial performance of the Corporation by aligning the financial interests of the Corporation's executive officers with those of its stockholders.

     The three primary components of executive compensation are base salary, awards under the Corporation's Management Incentive Plan and stock option grants/restricted stock awards. The Committee recommends to the Board of Directors the salaries of the executive officers and administers the Management Incentive Plan and the Stock Option and Stock Incentive Plans under which employee stock options are granted and restricted stock awards are made. All components of executive compensation are reviewed for competitiveness in relation to a group of companies in the pharmaceutical industry (the
'Competitive Companies') by an independent consulting firm specializing in executive compensation.

BASE SALARY

     Base salaries for the first six months of 1994 were unchanged from the base salaries at January 1, 1993 which had been recommended by the Committee and approved by the Board of Directors in November 1992. Base salaries for the second six months of 1994 were recommended by the Committee and approved by the Board of Directors in May 1994, at which time the Committee considered the financial performance of the Corporation as a whole and its individual business units as well as the contribution of each of the executive officers. In addition, the Committee reviewed base salaries recommended by Mr. John R. Stafford for executive officers other than himself. The Committee then determined the base salary recommendation for Mr. Stafford, out of his presence. The Committee also reviewed the results of a survey of compensation information for the Competitive Companies compiled by the independent compensation consulting firm. This survey and similar surveys used by the Committee in connection with other elements of executive compensation (collectively, the 'Competi-tive Surveys') each includes information for all of the companies comprising the peer group index appearing on the Performance Graph in this Proxy Statement.

MANAGEMENT INCENTIVE PLAN AWARDS

     The stockholder-approved Management Incentive Plan is designed to provide current and deferred incentive compensation to selected key employees who contribute in a substantial degree to the success of the Corporation, thus affording to them a means of participating in that success and an incentive to contribute further to that success.

     The Committee determines the awards to be made under the Plan to executive officers, including Mr. Stafford, and determines and recommends to the Board the award fund. The award fund under the Plan may not exceed 12% of the excess of net income (as defined in the Plan) for any year over the greater of either 12% of average net capital (as defined in the Plan) or an amount equal to $.75 multiplied by the average number of shares of Common Stock outstanding for the year, assuming full conversion of the Corporation's Preferred Stock.

     Plan participants, including executive officers, are eligible to receive an award of up to 100% of salary. Under current Committee policy, at least 50% of each award to executive officers who are corporate vice presidents and above is made in the form of a contingent stock award to be delivered in shares of the Corporation's Common Stock either in the third year following the year in respect of which the award was granted or after retirement or termination of employment at the election of each participant or as the Committee otherwise determines. The value of each deferred contingent stock award together with its associated dividend equivalent rights is tied to future performance because it will rise and fall with the market price for the Corporation's Common Stock and will reflect the payment of dividends during the deferral period. Accordingly, an important component of executive compensation is weighted to current and deferred 'bonus awards' based on the Corporation's financial performance.

     In determining amounts to be awarded to executive officers under the Plan, the Committee takes into account a number of factors, including the performance-related factors described below under 'Relationship of Corporate Performance to Executive Compensation', as well as individual performance and achievement. The awards for 1994 were granted by the Committee in January 1995. In addition, the Committee considered the amounts of previous awards in deciding upon the awards for 1994. The Committee also reviewed a Competitive Survey which indicated that, overall, the Management Incentive Plan awards together with base salaries were slightly below the competitive market rates.

STOCK OPTION AND INCENTIVE PLANS GRANTS

     In contrast to salary and the cash portion of Management Incentive Plan awards, the value to each executive officer of the stock option grants is tied directly to stock price performance. The Committee grants options under the stockholder-approved option plans with an exercise price equal to the market price on the date of grant. If there is no appreciation in the market price for the Corporation's Common Stock, the options are valueless.

     Grants are made to executive officers based on salary, responsibility and performance of the individual officer. Grants are made to executive officers on an annual basis, thereby tying option-based compensation to stock price performance over the long term. Grants are not exercisable for one year following the date of grant except in cases of the death, retirement, or disability of the optionee. The grants for the named executives were made by the Committee in May 1994 at the market price on the date of grant of $58.0625.

     In furtherance of the goal of aligning the interests of management with those of the stockholders, in May 1994 the Committee also made Restricted Stock Performance Awards to executives including the Chairman, President and Chief Executive Officer. The Restricted Stock Awards were granted in lieu of a portion of the stock option award that would have been granted at a ratio of one unit representing one share of Restricted Stock replacing options covering four shares of Common Stock. These awards represent units which will be converted to shares of Restricted Stock based on performance over a three-year period of restriction, with the maximum number of units that may be converted in each year equal to 125% of one-third of the total award. During the three-year restricted period, all of the restricted shares are forfeited upon termination of employment for any reason other than death, disability or retirement (in which case the shares vest immediately), unless the Committee makes a partial or complete exception to this requirement. Otherwise, all shares of Restricted Stock will be free of any restrictions when the restricted period lapses. The shares are valued at the mean between the high and low prices of the Corporation's Common Stock on the Consolidated Transaction Reporting System on the designated date of delivery.

     In deciding to grant Restricted Stock and additional options, the Committee considered the amounts of options previously granted. The Committee also reviewed a Competitive Survey which indicated that, taken together, the grants and awards fell between the 50th and 75th percentile of the Competitive Companies. For 1994, conversion of units to restricted stock was based on a formula related to the Corporation's earnings per share percentage growth rate adjusted as provided in the award agreements compared to that of the Corporation's peer companies. As a result, 100% of one-third of the award was converted to Restricted Stock in February 1995 based on 1994 performance.

RELATIONSHIP OF CORPORATE PERFORMANCE TO EXECUTIVE COMPENSATION

     While all of the Corporation's executive officer compensation is related to corporate performance, the awards under the Management Incentive Plan are most closely tied to corporate performance. The maximum aggregate amount of the award fund is based on corporate performance in the manner described under 'Management Incentive Plan Awards', above. In determining the amounts that were awarded to the Chairman, President and Chief Executive Officer and executive officers generally, the Committee viewed as most significant the acquisition of American Cyanamid Company which was considered by the Committee to be a major strategic accomplishment.

     The next most significant factor considered by the Committee was the strong and consistent financial results achieved in 1994. Net sales for the year increased 8% over 1993, net income increased 4%, and earnings per share increased 5.1%, evidencing the strong focus of management on keeping the business profitable while undertaking major changes.

     Finally, the Committee also considered important the restructuring programs initiated by the Corporation in 1994 and the development and commencement of a plan for the rapid integration of the business of American Cyanamid into the Corporation's operations.

     With respect to Mr. Stafford, it was the Committee's view that his vigorous leadership was instrumental in the planning and execution of the programs and policies that resulted in the favorable outcome of the factors considered above. The Committee also viewed favorably his leadership activities in the pharmaceutical industry as a whole.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code, applicable for 1994 and thereafter, generally disallows a tax deduction to public companies for compensation over one million dollars paid in any year (not including amounts deferred) to a corporation's Chief Executive Officer and to the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Corporation believes that all compensation paid in 1994 is deductible under
Section 162(m) because the performance-based compensation is structured in a manner believed to comply with the statute.

                                             COMPENSATION AND BENEFITS COMMITTEE

                                       Frank A. Bennack, Jr., Chairman
                                       Robin Chandler Duke
                                       Robert W. Sarnoff

John P. Mascotte was appointed to the Committee effective February 1, 1995 and therefore was not a member of the Committee and did not participate in the discussions and determinations contained in this report.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Bennack served on the Compensation and Benefits Committee for all of 1994. Messrs. Culligan, Feerick and Gee were members of the Committee until April 20, 1994, on which date Mrs. Duke and Mr. Sarnoff became members of the Committee. Mr. Mascotte was appointed to the Committee effective February 1, 1995.

     Securities and Exchange Commission rules require proxy statement disclosure of specified information regarding certain relationships of members of the Corporation's Board of Directors with the Corporation or certain other entities. None of the members of the Corporation's Board of Directors has a relationship requiring such disclosure, except that Mr. John W. Culligan, who was a member of the Compensation and Benefits Committee from January 1, 1994, and previously, to April 20, 1994, served as

Chairman of the Board and Chief Executive Officer of the Corporation from 1981 to 1986.

           ---------------------------------------------------------

                                    ITEM 2.
                  APPOINTMENT OF PRINCIPAL INDEPENDENT PUBLIC
                                  ACCOUNTANTS

     Upon the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has, subject to ratification by the stockholders, appointed Arthur Andersen LLP as the Corporation's principal independent public accountants for the year 1995. This firm served in such capacity in 1994 and previously. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be available to make such comments as may be appropriate and to answer proper questions.

     THE  BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR RATIFICATION OF
THE  APPOINTMENT  OF  ARTHUR  ANDERSEN   LLP  AS  THE  CORPORATION'S   PRINCIPAL
INDEPENDENT PUBLIC ACCOUNTANTS FOR 1995.

           ---------------------------------------------------------

                                    ITEM 3.

     One stockholder of the Corporation has submitted the following stockholder proposal for inclusion in the Proxy Statement. The stockholder's name and address will be furnished orally or in writing as requested, by the Corporation or by the Securities and Exchange Commission to any person, promptly upon receipt of any oral or written request. Such a request may be directed to Carol
G. Emerling, Secretary of the Corporation.

                              STOCKHOLDER PROPOSAL
              TO ABOLISH THE COMPANY'S POLITICAL ACTION COMMITTEE
                            (REPRODUCED AS PROPOSED)

     Be it resolved that the shareholders recommend that the American Home Products Corporation's Good Government Committee, which is a political action committee, be disbanded and the assets disbursed in accordance with applicable law.

     Comments: Do you remember how a number of corporations got into trouble for activities during the 1972 presidential campaign? Would 1995 be a good year to eliminate a political action committee with a presidential campaign coming in 1996?

     Former President Bush in his 1991 State of the Union address proposed that political action committees be eliminated by making them illegal. If you believe that it would be a good idea to eliminate political action committees, you can show your support by voting for this proposal.

                        AMERICAN HOME PRODUCTS RESPONSE

     THE BOARD OF DIRECTORS AND MANAGEMENT DO NOT AGREE WITH THE ABOVE PROPOSAL AND RECOMMEND A VOTE AGAINST IT FOR THE FOLLOWING REASONS:

     American Home Products established the AHP Good Government Fund (the 'Fund'), its political action committee, in 1979. The Fund's stated purpose is to assist financially responsible and capable candidates for elective office who will be guided by the principle that there must exist a political and economic environment conducive to the preservation of the competitive free enterprise system operating to serve the public interest. Its revenues are derived solely from voluntary contributions of employees.

     The  decision  by  employees  whether to  contribute  is  purely voluntary.
Article IV of the By-Laws of the Fund states:

          All contributions shall be strictly voluntary. No physical force, job discrimination, or financial reprisals, or threat of same shall be used to secure contributions; nor shall any such contributions or monies or services be required as a condition of employment, job assignment, or promotion.

     Article V of the Fund's By-Laws reinforces this provision by stating that the Fund will accept only contributions made voluntarily and will not accept contributions resulting from coercion. Solicitations for contributions to the Fund reinforce, in writing, the voluntary nature of an employee's contribution.

     In addition, each contributor to the fund can choose the political party whose candidates will receive his or her contribution. Permissible recipients under the Fund's By-Laws are:

          (i) candidates for election to public office of the government of the United States of America or of any state, territory, possession, commonwealth, municipal-ity or other political subdivision thereof (including primary, general and special election), and (ii) one or more political parties or qualified committees established for the purpose of supporting candidates for elective public office and (iii) the political action committee of any trade association of which AHPC or a subsidiary is a member (whether such political action committee makes distributions to candidates, political parties or qualified committees, including primary, general and special elections).

     The Federal Election Commission has strict guidelines on the amounts that can be contributed. Also, only employees who are United States citizens or those lawfully admitted for permanent residence in accordance with the Immigration and Nationality Act can contribute to the Fund. The very small cost of its operation is borne entirely by the Company.

     The Fund's By-Laws provide that, in the event the Fund is terminated, the remaining monies shall be distributed equally to the Democratic and Republican parties within the limits imposed by law.

     The Fund affords employees a convenient opportunity to exercise their rights and participate in the political process. The Fund is subject to regulation by the Federal Election Commission and contribution reports are filed regularly with the appropriate authorities. Participation is completely voluntary and the cost to the Company is minimal. Nothing would be gained by denying this opportunity to the Company's employees.

     FOR ALL THESE REASONS, THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 1996 Annual Meeting must be received by the Corporation at its principal executive offices on or before November 22, 1995 in order to be considered for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     Management knows of no other matters to be brought before the Annual Meeting, but if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to take such action as in their judgment is in the best interest of the Corporation and our stockholders.

     The Corporation will bear the expenses in preparing, printing and mailing the proxy materials to the stockholders. In addition, the Corporation will retain D.F. King & Co., Inc., New York, NY, to aid in the solicitation of proxies, for which such firm will be paid a fee of $17,000 plus out-of-pocket expenses and disbursements. In addition, officers and employees of the Corporation and its subsidiaries may request the return of proxies by telephone, telegram or in person, for which no additional compensation will be paid to them.

     The Annual Report of the Corporation for the year ended December 31, 1994, including financial statements, has been mailed to stockholders.

     REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING IN ORDER THAT THE PRESENCE OF A QUORUM CAN BE SECURED. IF YOU ARE UNABLE TO ATTEND THE MEETING, YOU ARE URGED TO DATE AND SIGN YOUR PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ADDRESSED ENVELOPE. THE SHARES REPRESENTED BY EACH PROXY SO SIGNED AND RETURNED WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S DIRECTIONS.

                                          By Order of the Board of Directors
                                          CAROL G. EMERLING
                                          Secretary

March 21, 1995

                                     [Logo]

                             AMERICAN HOME PRODUCTS
                                  CORPORATION
                               ------------------
                            NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT
                               ------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 1995


                            YOUR VOTE IS IMPORTANT

                    IF YOU ARE UNABLE TO ATTEND THE MEETING,
                        PLEASE DATE, SIGN AND RETURN THE
                        ACCOMPANYING PROXY CARD PROMPTLY.

                                  APPENDIX 1
                                  PROXY CARD

                       AMERICAN HOME PRODUCTS CORPORATION
                               FIVE GIRALDA FARMS
                           MADISON, NEW JERSEY 07940
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MANAGEMENT

     The undersigned hereby appoints JOHN R. STAFFORD, LOUIS L. HOYNES, JR. and CAROL G. EMERLING and each of them proxies with power of substitution, to represent and to vote, as designated below, on behalf of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on April 26, 1995 and at any adjournment thereof on each of the following matters, as set forth in the Proxy Statement, and upon such other matters properly coming before the meeting.

This proxy when properly executed will be voted in the manner directed by the stockholder. If no direction is given, this proxy will be voted FOR Items 1 and 2 and AGAINST Item 3.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


                                                                      [ ]
                                                                OPTIONAL SECRET
      -------------     ------------------       ----------          PROXY
          COMMON         MASTER INVESTMENT        PREFERRED

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND YOU VOTE 'FOR' ITEMS 1 AND 2

                                                                   WITHHELD
                                                           FOR     FOR ALL
ITEM 1--ELECTION OF DIRECTORS:                             [ ]       [ ]
        Nominees:
        C.L. Alexander, Jr., F.A. Bennack, Jr.,
        R.G. Blount, R.C. Duke, J.D. Feerick,
        F. Hassan, J.P. Mascotte, M.L. Polan,
        J.R. Stafford, J.R. Torell III and W. Wrigley

WITHHELD FOR: (Write that nominee's name in the space provided below):
- -------------------------------------


                                                         FOR   AGAINST  ABSTAIN
ITEM 2--APPOINTMENT OF INDEPENDENT PUBLIC                [ ]     [ ]      [ ]
        ACCOUNTANTS

AND 'AGAINST' ITEM 3.
                                                         FOR   AGAINST  ABSTAIN
ITEM 3--STOCKHOLDER PROPOSAL TO ABOLISH                  [ ]     [ ]      [ ]
        POLITICAL ACTION COMMITTEE


Signature(s)                                                  Date
             ---------------------------------------------          ------------
NOTE: Please sign exactly as the name appears above. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                  APPENDIX 2
                                  VOTING CARD

                         VOTING INSTRUCTIONS TO TRUSTEE
                       AMERICAN HOME PRODUCTS CORPORATION
                               FIVE GIRALDA FARMS
                           MADISON, NEW JERSEY 07940
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MANAGEMENT

     The undersigned hereby appoints JOHN R. STAFFORD, LOUIS L. HOYNES, JR. and CAROL G. EMERLING and each of them proxies with power of substitution, to represent and to vote, as designated below, on behalf of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on April 26, 1995 and at any adjournment thereof on each of the following matters, as set forth in the Proxy Statement, and upon such other matters properly coming before the meeting.

This proxy when properly executed will be voted in the manner directed by the stockholder. If no direction is given, this proxy will be voted FOR Items 1 and 2 and AGAINST Item 3.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


                                                                      [ ]
                                                                OPTIONAL SECRET
      -------------                                                  PROXY
      SAVINGS PLAN

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND YOU VOTE 'FOR' ITEMS 1 AND 2

                                                                   WITHHELD
                                                           FOR     FOR ALL
ITEM 1--ELECTION OF DIRECTORS:                             [ ]       [ ]
        Nominees:
        C.L. Alexander, Jr., F.A. Bennack, Jr.,
        R.G. Blount, R.C. Duke, J.D. Feerick,
        F. Hassan, J.P. Mascotte, M.L. Polan,
        J.R. Stafford, J.R. Torell III and W. Wrigley

WITHHELD FOR: (Write that nominee's name in the space provided below):
- -------------------------------------


                                                         FOR   AGAINST  ABSTAIN
ITEM 2--APPOINTMENT OF INDEPENDENT PUBLIC                [ ]     [ ]      [ ]
        ACCOUNTANTS

AND 'AGAINST' ITEM 3.
                                                         FOR   AGAINST  ABSTAIN
ITEM 3--STOCKHOLDER PROPOSAL TO ABOLISH                  [ ]     [ ]      [ ]
        POLITICAL ACTION COMMITTEE


Signature(s)                                                  Date
             ---------------------------------------------          ------------
NOTE: Please sign exactly as the name appears above. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                  APPENDIX 3
                                   IBM CARD

                       AMERICAN HOME PRODUCTS CORPORATION
                               FIVE GIRALDA FARMS
                           MADISON, NEW JERSEY 07940
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MANAGEMENT

     The undersigned hereby appoints JOHN R. STAFFORD, LOUIS L. HOYNES, JR. and CAROL G. EMERLING and each of them proxies with power of substitution, to represent and to vote, as designated below, on behalf of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on April 26, 1995 and at any adjournment thereof on each of the following matters, as set forth in the Proxy Statement, and upon such other matters properly coming before the meeting.

This proxy when properly executed will be voted in the manner directed by the stockholder. If no direction is given, this proxy will be voted FOR Items 1 and 2 and AGAINST Item 3.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND YOU VOTE 'FOR' ITEMS 1 AND 2 AND 'AGAINST' ITEM 3.

ITEM 1 -- Election of 11 Directors: C.L. Alexander, Jr., F.A. Bennack, Jr.,
R.G. Blount, R.C. Duke, J.D. Feerick, F. Hassan, J.P. Mascotte, M.L. Polan,                    [ ] WITHHELD
J.R. Stafford, J.R. Torell III and W. Wrigley                                 [ ]     FOR          for
                                                                              all nominees     all nominees

WITHHELD for the following only, write name:

ITEM 2 -- Appointment of independent public accountants                      [ ] FOR    [ ] AGAINST  [ ] ABSTAIN

ITEM 3 -- Stockholder proposal to abolish political action committee         [ ] FOR    [ ] AGAINST  [ ] ABSTAIN

                                                    PLEASE READ OTHER SIDE
                                              Date
                                              ----------------------------------
                                              Signature
                                              ----------------------------------
                                              Signature
                                              ----------------------------------

PLEASE SIGN EXACTLY AS THE NAME APPEARS ABOVE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN FULL CORPORATION NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.